UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 1, 2006

VERIDICOM INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Delaware	000-12382	95-2577731
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

21 Water Street, 5th Floor, Vancouver, British Columbia V6B 1A1
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (206) 224-6206
Copies to:
Marc Ross, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

3800-999 3rd Avenue, Seattle, Washington 98104-4023
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02  Unregistered Sales of Equity Securities

On February 1, 2006, we completed a private placement offering of 10,000,000 units to accredited investors for an aggregate purchase price of $400,000. Each unit consisted of one share of our common stock, par value $0.001 per share, and one warrant to purchase one share of our common stock. The aforementioned units were sold in reliance upon the exemption afforded by the provisions of Regulation S under the Securities Act.

With respect to the foregoing private placement offering, we issued 12,500,000 warrants to purchase our common stock to a placement agent.

Pursuant to the terms of the Subscription Agreement in connection with the foregoing sale of units, we have granted the foregoing investors registration rights with respect to the shares of common stock and shares of common stock underlying the warrants purchased. Pursuant to the Subscription Agreement, we will file a registration statement with the Securities and Exchange Commission within 60 days of the closing of the sale of units.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
4.1	Form of Warrant
10.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veridicom International, Inc.

Date: February 7, 2006	By:	/s/ Bashir Jaffer
Name: Bashir Jaffer
Title: Chief Financial Officer (Duly Authorized Officer)